UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2005

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 21, 2005, Baxter International Inc. issued the attached press release reporting its financial results for the first quarter of 2005 and reiterating financial guidance for full-year 2005. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

The press release contains a non-GAAP financial measure, as defined by Securities and Exchange Commission rules. Specifically, “free cash flow,” which is defined as cash flow from continuing operations less capital expenditures, is not a measure defined in accordance with generally accepted accounting principles (“GAAP”). This measure is used internally to evaluate the company’s cash performance and should be considered in addition to, but not as a substitute for, other measures of financial performance in accordance with GAAP. Free cash flow provides the company with the flexibility to reduce debt outstanding, pay common stock dividends, repurchase common stock or make strategic investments and acquisitions. Management encourages investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99—Press Release dated April 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.
(Registrant)

By:	/s/ Susan R. Lichtenstein
Susan R. Lichtenstein
General Counsel and Corporate Secretary

Date: April 21, 2005

Exhibit Index

Exhibit No.	Description
99	Press Release dated April 21, 2005